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                                                            EXHIBIT 5.1 and 23.2



                                              December 11, 2002



The Board Of Directors
Baxter International Inc.
One Baxter Parkway
Deerfield, Illinois 60015

Ladies and Gentlemen:

     I have acted as general counsel to Baxter International Inc. (the "Company") in connection with the Company's Registration Statement on Form S-3 (the "Abbreviated Registration Statement") filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, for the registration of $500,000,000 aggregate principal amount of securities, including equity units and common stock (the "Securities"). The Securities are to be purchased by certain underwriters and offered for sale to the public together with the securities registered pursuant to a Registration Statement on Form S-3 (File No. 333-101122) of the Company that was declared effective on November 20, 2002 (the "Initial Registration Statement").

     I have examined such documents and such matters of fact and law that I have deemed necessary for the purpose of rendering the opinion expressed herein. Based upon the foregoing, I am of the opinion that when the Equity Units (as defined in the preliminary prospectus supplement of the Company relating thereto, dated as of December 10, 2002 and filed pursuant to Section 424(b)) have been duly issued and delivered against payment therefor in accordance with the terms of the agreements under which the same will be issued, and on the dates thereof, the Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to (i) bankruptcy, insolvency and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law). I am also of the opinion that when the shares of Common Stock (as described in the preliminary prospectus supplement of the Company relating thereto, dated as of December 10, 2002 and filed pursuant to
Section 424(b)) have been delivered by the transfer agent, against payment therefore, all as contemplated by the underwriting agreements described in the preliminary prospectus supplements to which this opinion relates, such shares will be duly and validly issued, fully paid and non-assessable.

     I hereby consent to the filing of this opinion as Exhibit 5.1 to the Abbreviated Registration Statement and to the reference to my name under the caption "Legal Matters" in the prospectus included in the Initial Registration Statement and incorporated by reference in the Abbreviated Registration Statement.

                                       Very truly yours,

                                       /s/ Thomas J. Sabatino, Jr.
                                           -----------------------

                                       General Counsel